                                 EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT
                       ------------------------------

 DeVry Inc.:

     Subsidiaries:            DeVry University, Inc.

                              DeVry New York, Inc.

                              DeVry Leasing Corp.

                              DeVry Educational Products, Inc.

                              DeVry Florida, LLC

                              Becker CPA Review Corp.

                              Becker CPA Review, Inc.<FN1>

                              Becker CD, LLC<FN1>

                              DeVry/Becker Educational
                              Development Corp.

                              Newton Becker Limited<FN2>, a Hong
                              Kong Corporation

                              Becker CPA Review Limited<FN2>, an
                              Israeli Corporation



 DeVry University, Inc.:

     Subsidiaries:            DeVry Canada, Inc., a Canadian
                              corporation

                              DeVry Educational Development
                              Corp., a Delaware corporation

                              DeVry Colorado, LLC

                              DeVry Institute of Technology,
                              Inc., a Delaware corporation

                              Missouri Institute of Technology,
                              Inc., a Missouri corporation

                              Provost & Associates, Inc., an
                              Illinois corporation

---------------------
[FN]
<FN1>Subsidiary of Becker CPA Review Corp.
<FN2>Subsidiary of DeVry/Becker Educational Development Corp.